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                                                                      EXHIBIT 21

                                SUBSIDIARIES OF

                         WESTINGHOUSE AIR BRAKE COMPANY

                                                                                        WABCO'S
                                                               JURISDICTION OF         OWNERSHIP
                            COMPANY                             INCORPORATION          INTEREST
----------------------------------------------------------    -----------------        ---------
Allied Friction Products Australia Pty Ltd.                       Australia             100%
Benn Iron Foundry Ltd.                                             Ontario              100%
Cobra Canada Inc.                                                   Canada              100%
Cobra Europe S.A.                                                   France              100%
Evand Pty Ltd.                                                    Australia             100%
Futuris Industrial Products Pty Ltd.                              Australia             100%
Mark IV Netherlands B.V.                                         Netherlands            100%
Pulse Electronics, Inc.                                            Delaware             100%
Railroad Friction Products Corporation                             Delaware             100%
RFPC Holding Corporation                                           Delaware             100%
TFL, Inc.                                                          Delaware             100%
ThermoSealed Castings Ltd.                                         Ontario              100%
Vapor Canada Inc.                                                   Canada              100%
Vapor Corporation                                                  Delaware             100%
Vapor UK Limited                                                United Kingdom          100%
W & P Holding Corporation                                          Delaware             100%
Westinghouse Railway (Canada), Ltd.                                Ontario              100%
Westinghouse Railway Holdings (Canada) Inc.                        Ontario              100%